                                                                    EXHIBIT 4.22

                              [PLACE LEGEND HERE]

No. W-_____                                                 Warrants to Purchase
                                                                  _______ Shares

                              WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

                                       OF

                           JACKSON ACQUISITION CORP.
                    (to be known as Jackson Products, Inc.)

                           Void after August 15, 2005

               THIS CERTIFIES THAT, for value received,



or registered assigns, is entitled to purchase from Jackson Acquisition Corp., a Delaware corporation (to be known from and after the Closing and the transactions contemplated thereby as Jackson Products, Inc.) (the "Company"), at any time on or before 5:00 p.m., New York City time, on August 15, 2005 (the "Expiration Date"), _____ fully paid and nonassessable shares of Common Stock (the Common Stock and other consideration deliverable on exercise of the Warrants being referred to herein as the "Warrant Shares"), subject to the adjustments and on the terms and conditions hereinafter set forth, at the exercise price of $.01 per Warrant Share (the "Exercise Price").

          The terms that are capitalized herein shall have the meanings specified in Section 14 unless the context shall otherwise require.

          SECTION 1.  Exercise of Warrant.

          (a) Subject to the conditions hereinafter set forth, this Warrant may be exercised on or prior to the Expiration Date in whole at any time or from time to time in part by the holder hereof (the "Holder"), by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the office of the Company specified in Section 13 hereof and upon payment to the Company of the aggregate Exercise Price (or the proportionate part thereof if exercised in part) for the Warrant Shares so purchased. Payment for the Warrant Shares purchased by the Holder pursuant to this Section 1 shall be made in cash or by certified or official bank check in lawful money of the United States of America to the order of the Company. The date of exercise of this Warrant (or any portion hereof if exercised in part) shall be deemed to be the date of receipt by the Company of this Warrant duly filled in and signed and accompanied by proper payment as herein provided.

          (b) Upon receipt of this Warrant, with the appropriate form of election to exercise duly executed, accompanied by payment of the Exercise Price for the Warrant Shares to be purchased, the Company shall promptly (but in any event within three trading days) (i) requisition from any transfer agent of the Warrant Shares certificates for the number of Warrant Shares to be purchased and cause the same to be delivered to or upon the order of the Holder, registered in such name or names as may be designated by such Holder and (ii) when appropriate, deliver to or upon the order of the Holder cash in lieu of issuance of fractional Warrant Shares in accordance with Section 4. Unless otherwise requested by the Holder, the Warrant Shares issuable hereunder shall be voting stock.

          (c) If this Warrant is exercised in respect of fewer than all of the Warrant Shares at the time purchasable hereunder, the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised; provided, however, that this Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be null and void to the extent this Warrant is not exercised before it expires.

          SECTION 2. Reservation of Warrant Shares. The Company shall at all times on and prior to the Expiration Date reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, the maximum number of shares of Common Stock that may then be deliverable upon the exercise of the rights represented by this Warrant.

          The Company covenants that all Warrant Shares issued upon exercise of this Warrant shall, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          SECTION 3. Adjustments. The number of Warrant Shares issuable upon the exercise of this Warrant is subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.

           (a) Adjustment for Change in Capital Stock.  If the Company:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock or other shares of its capital stock;

               (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

               (iv) issues by reclassification of its Common Stock any shares of its capital stock;

then the number of Warrant Shares deliverable upon exercise of this Warrant immediately prior to such action shall be proportionately adjusted so that the Holder may thereafter receive the aggregate number and kind of shares of capital stock of the Company that the Holder would have owned immediately following such action if this Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) Distributions. If the Company distributes to holders of its Common Stock any of its assets (including but not limited to cash), securities (other than capital stock), or any rights or warrants to purchase securities of the Company (including but not limited to capital stock), then the Company shall make the same distribution to the Holder as though, immediately prior to the record date with respect to such distribution, the Holder owned the number of shares of Common Stock it could have purchased upon the exercise of this Warrant.

          (c) Reorganization of Company. If the Company consolidates or merges with or into, or transfers or leases all or substantially all of its assets to, any person, upon consummation of such transaction this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets that the Holder would have owned immediately after the consolidation, merger or transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall assume by written instrument executed and mailed or delivered to the Holder the obligation to deliver to the Holder, such securities, cash or other assets to which, in accordance with the foregoing provisions, such Holder is entitled upon exercise of this Warrant, and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
Section 3.

          If the issuer of securities deliverable upon exercise of this Warrant following such a transaction is an Affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the written undertaking specified in the foregoing paragraph.

          If this subsection (c) applies to any transaction, subsections 3(a) and (b) shall not apply to such transaction.

          (d) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of this Warrant, this Warrant may continue to express the same number and kind of shares as are stated initially.

          (e) Notice of Adjustments. Whenever the number of shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Section 3, the Company shall promptly prepare a certificate signed by the President or a Vice President and by the principal financial officer or principal accounting officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and shall promptly cause copies of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder. In addition, if the adjustment or action arises pursuant to subsection 3(a), the Company shall deliver, or cause to be delivered, to the Holder a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of Warrant Shares issuable upon exercise of this Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Where appropriate, such notice may be given in advance and may be included as a part of the notice required to be sent under the other provisions of Section 11.

          SECTION 4. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 4, be issuable on the exercise of any Warrants (or specified portion thereof), upon payment in full of the Exercise Price with respect to such fraction of a Warrant Share the Company shall pay an amount in cash equal to the same fraction of the Current Market Price of such Warrant Share on the day immediately preceding the date the Warrant is presented for exercise, provided, that at the request of the Holder, the Exercise Price with respect to such fraction of a Warrant Share may be netted against the cash to be paid by the Company under this Section 4.

          SECTION 5. Exchange of Warrant Certificates. This Warrant may be exchanged for another Warrant or Warrants entitling the holder thereof to purchase a like aggregate number of Warrant Shares as this Warrant then entitles the Holder to purchase. If the Holder desires to exchange this Warrant the Holder shall make such request in writing delivered to the Company and shall surrender, properly endorsed, this Warrant at the office of the Company designated for such purpose. Thereupon, the Company shall deliver to the person entitled thereto, without expense to the Holder, a new Warrant or Warrants, as the case may be, as so requested.

          SECTION 6. Transfers. This Warrant shall be transferable only on the Warrant Register upon delivery of this Warrant duly endorsed by the Holder or by a duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver to the persons entitled thereto a new Warrant or Warrants, as the case may be. Upon the request of the Holder, the Company shall provide the information required by Rule 144A(d)(4) under the Securities Act.

          SECTION 7. Partial Exercise and Partial Assignment. If this Warrant is exercised in part only, the Holder shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised as provided in Section 1. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Company (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the Holder covering the number of shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant covering the number of shares so assigned.

          SECTION 8. Taxes. The Company covenants and agrees that it will pay when due and payable any and all Federal, State and local taxes (other than taxes with respect to income) that may be payable in respect of the delivery of this Warrant or any Warrant Shares upon the exercise of the rights represented by this Warrant pursuant to the provisions hereof.

          SECTION 9. Lost, Stolen Warrants, Etc. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of this Warrant, and in the case of any such loss, theft, or destruction upon delivery of a bond or indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver without expense to the Holder, a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Warrant, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of the new Warrant other than the written agreement of such owner to indemnify the Company.

          SECTION 10. Government Approvals and Stock Exchange Listings. The Company shall use its best efforts to (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make securities acts filings under

Federal and state laws, if any, that are required to permit the exercise of the Warrants, and (b) have the Warrant Shares, immediately upon their issuance, listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

           SECTION 11. Consolidation, Merger, Dissolution and Liquidation. In the event of

          (i) any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any reclassification or change of Common Stock deliverable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (ii) the voluntary or involuntary dissolution, liquidation or winding up of the Company,

the Company shall deliver, or cause to be delivered, to the Holder, at least 30 days prior to the applicable record date hereinafter specified, or at least 30 days prior to such event in the case of events for which there is no record date, in accordance with Section 13 hereof, a written notice stating, as appropriate, (x) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.

          SECTION 12. Warrant Holder Not A Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

          SECTION 13. Notices. Any notice required to be given or made by the Holder to or on the Company shall be sufficiently given or made (i) five Business Days after being deposited in the mail, first class, return receipt requested, or (iii) one Business Day after being deposited with a nationally recognized next-day air courier, in each case postage prepaid and addressed to the office of the Company expressly designated by the Company at its office for purposes of this Warrant (until the Holder is otherwise notified in accordance with this Section by the Company), as follows:

          Jackson Acquisition Corp.
          9 West 57th Street
          New York, New York  10019
          Attention:  Richard Caputo

          Any notice pursuant to this Warrant to be given by the Company to the Holder shall be sufficiently given when or made (i) five Business Days after being deposited in the mail, first class, return receipt requested or (ii) one Business Day after being deposited with a nationally recognized next-day air courier, in each case postage prepaid and addressed (until the Company is otherwise notified in accordance with this Section by the Holder) or next-day air courier to such Holder at the address appearing on the Warrant Register of the Company.

          SECTION 14. Definitions. As used in this Warrant, the following terms shall have the following meanings:

          "Affiliate" of any specified person shall mean any other person (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified person, (b) that beneficially owns or holds 10% or more of the Voting Stock of such specified person or (c) 10% or more of the Voting Stock (or in the case of a person that is not a corporation, 10% or more of the Equity Interest) of which is beneficially owned or held by such specified person or one of its Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract or otherwise. Notwithstanding the foregoing to the contrary, (i) the Principals and their respective Affiliates shall be deemed to be Affiliates of the Company and (ii) none of Jefferies & Company, Inc., any of the original holders of Warrants nor any of their respective Affiliates shall be deemed to be Affiliates of the Company.

          "Board of Directors" shall mean the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

          "Business Day" shall mean any day other than a Saturday, Sunday, statutory holiday or other day on which banks in New York or Missouri are authorized to close.

          "Common Stock" shall mean shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

          "Equity Interests" shall mean capital stock or warrants, options or other rights to acquire capital stock (but excluding any debt security that is convertible into, or exchangeable for, capital stock).

          "Institutional Holder" shall mean any of the following persons: (a) any bank, savings and loan association, savings institution, trust company, public investment trust or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Exchange Act, or any investment adviser registered under the Investment Advisers Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other person that may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A.

          "Other Purchasers" shall mean the other purchasers listed on the signature pages of the Securities Purchase Agreement.

          "Principals" shall mean The Jordan Company and Jordan/Zalaznick Capital Corporation and their respective Affiliates, principals, partners and employees, family members of any of the foregoing and trusts for the benefit of any of the foregoing, including, without limitation, Leucadia National Corporation and its subsidiaries. Notwithstanding the foregoing, MCIT PLC shall be deemed not to be a Principal or an Affiliate of a Principal.

          "Related Warrants" shall mean the Warrants (other than this Warrant) initially issued pursuant to the Securities Purchase Agreement.

          "Requisite Percentage" on any date shall mean the holders of Warrants that are entitled to receive at least 66 2/3% of the Warrant Shares that are deliverable upon the exercise of all Warrants then outstanding (assuming for such purpose that Warrants held by Affiliates of the Company are not outstanding).

          "Securities Purchase Agreement" shall mean the several Purchase Agreements, dated as of August 16, 1995, relating to the purchase and sale of the Warrants and certain other equity securities of the Company.

          "Voting Stock" shall mean, with respect to any person, (i) any class or classes of capital stock of such person the holders of which are entitled to elect a majority of the corporate directors (or persons performing similar functions) (irrespective of whether or not at the time capital stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any capital stock of such person convertible or exchangeable without restriction at the option of the holder thereof into capital stock of such person described in clause (i) above.

          "Warrants" shall mean this Warrant and Related Warrants and all warrants hereafter issued in exchange or substitution for this Warrant or any Related Warrants.

          SECTION 15. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant; provided, that

          (a) the consent of the Holder shall be required for any amendment (i) pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of this Warrant would be decreased or (ii) of Sections 1, 2, 3 hereof or of this Section 15; and

          (b) the consent of the registered holders of the Requisite Percentage of then outstanding Warrants shall be required for any other amendment hereto.

          Any such amendment or waiver shall apply equally to all of the holders of the Warrants and shall be binding upon them, upon each future holder of any Warrant and upon the Company, whether or not such Warrant shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

          SECTION 16. Successors. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns hereunder. Upon becoming a successor to the Company, such successor shall be deemed to be the Company for the purposes of this Warrant.

          SECTION 17. Governing Law. THIS WARRANT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF

PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          SECTION 18. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          SECTION 19. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, Jackson Acquisition Corp. has caused this Warrant to be signed by its President and attested by its Secretary and this Warrant is to be dated August __, 1995.


                         JACKSON ACQUISITION CORP.



                         By
                            -----------------------------
                            Name:
                            Title:



ATTEST



-------------------
Secretary

                             ELECTION TO EXERCISE



JACKSON PRODUCTS, INC.


     The undersigned, _____________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _______ shares of Common Stock of Jackson Products, Inc. covered by the within Warrant.


                                        Signature
                                                 -------------------------------

                                        Address
                                               ---------------------------------

Dated
     ----------------------


                                  ASSIGNMENT

          FOR VALUE RECEIVED ____________ hereby sells, assigns and transfers unto the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ______________________, attorney, to transfer the said Warrant on the books of the within-named Company.


                               PARTIAL ASSIGNMENT

          FOR VALUE RECEIVED ____________ hereby sells, assigns and transfers unto that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _____ shares of Common Stock of Jackson Products, Inc., and does hereby irrevocably constitute and appoint _______________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.


                                        ----------------------------------------


Dated
     ----------------------